Exhibit 99.1
                                                                    ------------


               List of transactions in the Company Ordinary Shares
               ---------------------------------------------------

                                    Amount of    Amount of       Approximate
                                      Shares       Shares         Price per
  Date               Security         Bought        Sold            Share
  ----               --------       ---------    ---------       -----------

May 17, 2005    Ordinary Shares      300,000                    (pound)3.060 (1)
May 17, 2005    Ordinary Shares                   333,333       (pound)3.060 (2)
May 17, 2005    Ordinary Shares                   666,667       (pound)3.060 (2)
May 19, 2005    Ordinary Shares       31,700                    (pound)3.145 (2)
May 19, 2005    Ordinary Shares      759,764                    (pound)3.145 (2)
May 19, 2005    Ordinary Shares                   791,464       (pound)3.145 (2)
May 26, 2005    Ordinary Shares                     8,000       (pound)3.390 (2)
May 26, 2005    Ordinary Shares                   153,800       (pound)3.390 (2)
May 26, 2005    Ordinary Shares                   798,700       (pound)3.390 (2)
May 26, 2005    Ordinary Shares                   151,100       (pound)3.390 (2)
May 26, 2005    Ordinary Shares                   831,600       (pound)3.390 (1)
May 26, 2005    Ordinary Shares                   986,400       (pound)3.390 (1)
May 26, 2005    Ordinary Shares                    70,400       (pound)3.390 (1)
May 27, 2005    Ordinary Shares                     8,100       (pound)3.390 (2)
May 27, 2005    Ordinary Shares                   155,500       (pound)3.390 (2)
May 27, 2005    Ordinary Shares                   808,000       (pound)3.390 (2)
May 27, 2005    Ordinary Shares                   152,800       (pound)3.390 (2)
May 27, 2005    Ordinary Shares                   988,100       (pound)3.390 (1)
May 27, 2005    Ordinary Shares                    71,200       (pound)3.390 (1)
May 27, 2005    Ordinary Shares                   841,300       (pound)3.390 (1)



(1)  These transactions in Ordinary Shares were effected directly by Windmill.

(2) These transactions in Ordinary Shares were effected by Funds other than Windmill.